UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2010
HYPERCOM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8888 East Raintree Drive, Suite 300, Scottsdale, Arizona, 85260
(Address of principal executive offices, with zip code)
480-642-5000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
     On November 17, 2010, Hypercom Corporation (“Hypercom”) entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) with VeriFone Systems, Inc., a Delaware corporation (“VeriFone”), and Honey Acquisition Co, Inc., a Delaware corporation and a direct wholly-owned subsidiary of VeriFone (“Merger Sub”), under which Hypercom will be merged with and into Merger Sub (the “Merger”), with Merger Sub continuing after the Merger as the surviving corporation and wholly-owned subsidiary of VeriFone. The Merger Agreement has been approved by the Board of Directors of each of Hypercom and VeriFone.
     At the effective time of the Merger, Hypercom’s stockholders will receive, for each share of common stock, par value $0.001 per share, of Hypercom (the “Hypercom Common Stock”), issued and outstanding (other than shares owned by VeriFone, Hypercom or any direct or indirect wholly-owned subsidiary of Hypercom and in each case not held on behalf of third parties) 0.23 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of VeriFone (“VeriFone Common Stock”).
     In addition, options to acquire Hypercom Common Stock, and other equity-based awards denominated in shares of Hypercom Common Stock outstanding immediately prior to the consummation of the Merger will be converted into options, or other equity-based awards, as the case may be, denominated in shares of VeriFone Common Stock based on the Exchange Ratio. Each outstanding warrant to purchase Hypercom Common Stock will be converted into a warrant to acquire the number of shares of VeriFone Common Stock that would have been issuable upon exercise of such warrant immediately prior to the effective time, at an exercise price based on the Exchange Ratio.
     The Merger, anticipated to close in the second half of 2011, is subject to the approval of Hypercom’s stockholders representing a majority of the outstanding shares of Hypercom Common Stock. In addition, the Merger is subject to the applicable regulatory approvals and other customary closing conditions.
     The Merger Agreement contains certain termination rights for both Hypercom and VeriFone and provides that (i) upon termination of the Merger Agreement under specified circumstances, including a change in the recommendation of the Board of Directors of Hypercom or in the event Hypercom elects to pursue an unsolicited superior acquisition proposal from a third party, Hypercom will owe VeriFone a cash termination fee of $12.2 million.
     The Merger Agreement includes special provisions designed to enhance the certainty of closing relating, in particular, to antitrust/competition approvals. Subject to certain exceptions, VeriFone has agreed to sell up to $124 million (measured in 2009 revenues) of operations of either company in order to obtain regulatory approvals. In addition, upon the termination of the Merger Agreement due to the failure to obtain such regulatory approvals under certain circumstances described in the Merger Agreement, VeriFone will owe Hypercom a reverse termination fee of $28.4 million (or $30.4 million if VeriFone chooses to extend the final closing date from August 31, 2011 to November 30, 2011 in order to obtain such approvals and the Merger Agreement is terminated after August 31, 2011).
     VeriFone has also agreed with Hypercom to, after the closing, fulfill any Hypercom customer agreements or purchase orders entered into in the ordinary course of business, provide warranty service on Hypercom products required by contracts entered into in the ordinary course of business, as well as repair and maintenance for the longer of three years from closing or as required by law, and continue to support software applications for the longer of twelve months from Closing or as required by law.
     Pursuant to the Merger Agreement, VeriFone and Hypercom have agreed generally, but with some enumerated exceptions, to carry on their respective businesses in the ordinary course during the period from the date of the Merger Agreement to the completion of the Merger.
     The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about VeriFone, Hypercom, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of VeriFone, Hypercom or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by VeriFone and Hypercom.
     In connection with the Merger Agreement, VeriFone has entered into a support agreement with FP Hypercom Holdco, LLC and Francisco Partners II, L.P. (the “Support Agreement”), pursuant to which, among other things, FP Hypercom Holdco, LLC agreed to vote any shares of Hypercom Common Stock owned by it (including any shares of Hypercom Common Stock that may be issued to it upon exercise of the Hypercom warrant held by it) in favor of the Merger and against competing acquisition proposals, in each case subject to and on the conditions set forth in the Support Agreement. The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.
Amendment to Rights Agreement
     In connection with the Merger Agreement, on November 17, 2010, Hypercom and Computershare Trust Company, N.A. (“Rights Agent”) entered into the Amendment (the “Amendment”) to Rights Agreement, dated September 29, 2010 (the “Rights Agreement”), between Hypercom and Rights Agent. As a result of the Amendment, the preferred stock purchase rights issued under the Rights Agreement will be inapplicable to the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement. The execution, delivery, consummation or performance of the Merger Agreement and the transactions contemplated thereby will not cause the rights to separate from shares of Hypercom Common Stock or permit Hypercom’s stockholders to exercise the rights.
     The Amendment provides, among other things, that (a) none of VeriFone, Merger Sub or any of their respective affiliates shall be or become an “Acquiring Person” under the Rights Agreement and (b) neither a “Distribution Date,” “Stock Acquisition Date” nor “Flip-In Event” under the Rights Agreement will be deemed to have occurred solely as a result of (i) the approval, execution, delivery or effectiveness of the Merger Agreement or (ii) the consummation of the transactions contemplated under the Merger Agreement.
     The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     In connection with the proposed merger, Hypercom plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and Hypercom stockholders are advised to read the proxy statement and any other relevant documents filed with the SEC when they become available, because those documents will contain important information about the proposed merger. The final proxy statement will be mailed or otherwise made available to the stockholders of Hypercom. Investors and Hypercom stockholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by Hypercom with the SEC, at the SEC’s website at www.sec.gov. In addition, you may also obtain Hypercom’s filings with the SEC, free of charge, from Hypercom’s website at www.hypercom.com, under the tab labeled “Investors.”
     Hypercom and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from Hypercom’s stockholders in favor of the proposed merger. Information regarding Hypercom’s directors and executive officers is available in Hypercom’s proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 26, 2010. Additional information regarding the interests of Hypercom’s potential participants will be included in the proxy statement and other relevant documents filed with the SEC when they become available.
FORWARD LOOKING STATEMENTS
     Certain Statements in this Current Report regarding the proposed transaction between Hypercom and VeriFone constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the Private Securities Litigation Reform Act of 1995. These forward looking statements are subject to a number of substantial risks and uncertainties and may be identified by the words “believe,” “anticipate,” “intend,” “forecast,” “estimate,” “project,” “will,” or similar expressions. Actual results could differ materially from these forward-looking statements. Factors that might cause or contribute to such material differences include, but are not limited to, the ability of Hypercom to obtain stockholder approval of the merger, the possibility that the merger will not close or that the closing will be delayed, the inability to obtain necessary regulatory approvals required to complete the Merger, and other events and factors disclosed previously and from time to time in Hypercom’s filings with the SEC, including Hypercom’s Annual Report on Form 10-K for the year ended December 31, 2009, and Hypercom’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2010 and September 30, 2010. Except as required by law, Hypercom disclaims any obligation to update any such forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Item 3.03.	Material Modification to Rights of Security Holders.
     In connection with the Merger Agreement, Hypercom and Rights Agent entered into the Amendment to Rights Agreement. The description of the Amendment set forth in Item 1.01 is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 15, 2010, the Compensation Committee of the Board of Directors approved, and the Board of Directors ratified, a Change in Control Plan covering approximately 92 employees and providing for severance benefits if they are terminated following a change of control (as defined). The Change in Control Plan also covers certain senior officers and, for the most part, codifies benefits that they had in pre-existing arrangements. With respect to Philippe Tartavull, Thomas Sabol, Scott Tsujita, Douglas Reich and Shawn Rathje, the Change of Control Plan provides for payment of a retention bonus to each of these individuals upon the closing of the Merger or their earlier termination of employment without cause or resignation for good reason. Further, each individual will be entitled to company-paid continuing health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) for a specified period and accelerated vesting of any equity awards held upon any such termination occurring prior to the Merger or within 12 months thereafter. The estimated cash value of benefits available to such named executive officers under the amended Change of Control Plan are summarized in the table below.
     The pre-existing change of control arrangements for Messrs. Sabol and Rathje were set to expire by their terms in April 2011 and February 2011, respectively, but such terms have since been replaced and superseded by the Change in Control Plan. Also, per the terms of Mr. Tartavull’s amended and restated employment agreement (as modified by the Change in Control Plan), he is entitled to the greater of 18 months base salary or the amount of base salary otherwise due to him through the term of his agreement (which expires in December 2012) upon a change of control. Therefore, depending on when the closing date of the Merger occurs, Mr. Tartavull may be entitled to a larger amount of estimated cash benefits than is noted in the table below.

	Retention	COBRA	Relocation	Total Estimated
Name	Bonus	Premiums	Expenses	Cash Benefits
Philippe Tartavull	$675,000	$32,400	$75,000	$782,400
Thomas Sabol	$450,000	$32,400	—	$482,400
Scott Tsujita	$192,077	$7,200	—	$199,277
Douglas Reich	$223,000	$18,000	—	$241,000
Shawn Rathje	$182,000	$21,600	—	$203,600
     Also on November 15, 2010, the Compensation Committee also approved the accelerated vesting in full of all outstanding Hypercom equity awards, including those held by the named executive officers, effective ten days prior to the expected date of the Merger.

Item 7.01.	Regulation FD Disclosure.
     On November 17, 2010, Hypercom and VeriFone issued a joint press release announcing execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
     A form of letter to Hypercom’s customers dated November 17, 2010, a form of letter to Hypercom’s employees dated November 17, 2010, and a form of letter to Hypercom’s suppliers dated November 17, 2010 are attached hereto as Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4, respectively.
     In accordance with General Instruction B.2 on Form 8-K, the information set forth herein and in the press release, letter to customers, letter to employees and letter to suppliers is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of The Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.
2.1	Agreement and Plan of Merger, dated as of November 17, 2010, among Hypercom, VeriFone, and Honey Acquisition Co. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K; a copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request).

4.1	Amendment to Rights Agreement, dated November 17, 2010, between Hypercom and Computershare Trust Company, N.A. as Rights Agent.

10.1	Support Agreement, dated as of November 17, 2010, among VeriFone, FP Hypercom Holdco, LLC and Francisco Partners II, L.P.

99.1	Press Release, dated November 17, 2010.

99.2	Form of Letter to Hypercom’s Customers, dated November 17, 2010.

99.3	Form of Letter to Hypercom’s Employees, dated November 17, 2010.

99.4	Form of Letter to Hypercom’s Suppliers, dated November 17, 2010.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 18, 2010	HYPERCOM CORPORATION
	By:	/s/ Douglas J. Reich
Douglas J. Reich
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of November 17, 2010, among Hypercom, VeriFone, and Honey Acquisition Co. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K; a copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request).

4.1	Amendment to Rights Agreement, dated November 17, 2010, between Hypercom and Computershare Trust Company, N.A. as Rights Agent.
10.1	Support Agreement, dated as of November 17, 2010, among VeriFone, FP Hypercom Holdco, LLC and Francisco Partners II, L.P.
99.1	Press Release, dated November 17, 2010.
99.2	Form of Letter to Hypercom’s Customers, dated November 17, 2010.
99.3	Form of Letter to Hypercom’s Employees, dated November 17, 2010.
99.4	Form of Letter to Hypercom’s Suppliers, dated November 17, 2010.